Exhibit 10.45

Re:	4000 International Parkway
Carrollton, Texas
SIXTH AMENDMENT TO LEASE AGREEMENT

THE STATE OF TEXAS	§ §	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DENTON	§
     THIS SIXTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) has been entered into as of the 30thday of March, 2009 (“Effective Date”), by ARI-COMMERCIAL PROPERTIES, INC., a California corporation, in its capacity as agent for the tenants in common owners of the Property (“Landlord”), and REALPAGE, INC., a Delaware corporation (“Tenant”).
RECITALS:
     A. CB Parkway Business Center V, Ltd. (“Prior Landlord”) and RealPage, Inc., a Texas corporation (“Prior Tenant”), have heretofore executed that certain Lease Agreement (the “Original Lease”), dated July 23, 1999, as amended by (i) First Amendment to Lease Agreement, dated as of November 29, 1999, (ii) Second Amendment to Lease Agreement, dated as of January 30, 2006, (iii) Third Amendment to Lease Agreement, dated as of August 28, 2006, (iv) Fourth Amendment to Lease Agreement (“Fourth Amendment”), dated as of approximately November 2007, and (v) Fifth Amendment to Lease Agreement (“Fifth Amendment”), dated as of February 4, 2009, pursuant to which Tenant leases certain premises consisting of approximately 154,298 rentable square feet located at 4000 International Parkway, Carrollton, Denton County, Texas, and more particularly described in the Lease (the “Building”). The Original Lease, as so amended, is hereinafter referred to as the “Lease.” Unless otherwise defined herein, all initially capitalized terms will have the respective meanings assigned thereto in the Lease.
     B. Landlord has acquired the Building and succeeded to all of Prior Landlord’s interest as landlord under the Lease. Tenant has assumed and accepted all of Prior Tenant’s interest and obligations under the Lease.
     C. Landlord and Tenant desire to evidence their agreement to amend the Lease, subject to the terms set forth herein.
     NOW THEREFORE, for and in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

ARTICLE I
CERTAIN AMENDMENTS
     SECTION 1.01 Parking. Notwithstanding anything in the Lease to the contrary, during the Term Tenant shall be allotted a total of 704 parking spaces (which total includes both reserved and unreserved parking spaces). Tenant currently uses the reserved and assigned, as well as the unreserved and unassigned parking spaces, shown on Exhibit “A” attached hereto, which spaces, in total, equal 688. At any time during the Lease Term, within thirty (30) days of written request by Tenant, Landlord shall provide Tenant with an additional sixteen (16) parking spaces in a location contiguous to the Parking Area or Offsite Parking Area (as such spaces are identified on Exhibit “A”), such location to be determined by Landlord in Landlord’s reasonable discretion, such that Tenant may avail itself of all of the 704 parking spaces allotted to Tenant.
     SECTION 1.02 Termination of License Agreement. Landlord and Tenant hereby agree and acknowledge that the license granted to Tenant for the use of seven (7) covered parking spaces pursuant to that certain letter agreement dated May 25, 2007 (the “Letter Agreement”) between Landlord and Tenant is terminated as of the Effective Date hereof (such spaces being subsumed in the parking spaces allotted to Tenant pursuant to Section 1.01 above), and the terms and provisions contained in such Letter Agreement are null and void, and of no further force and effect. For avoidance of doubt, Tenant shall be entitled to such seven (7) spaces under the terms of this Amendment.
     SECTION 1.03 Authority. Tenant represents that it is the Tenant under the Lease and has not assigned or sublet any portion of the Premises to a third party. Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is a duly formed and validly existing corporation under the laws of Delaware, (ii) Tenant has and is qualified to do business in Texas, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so. Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.
     SECTION 1.04 Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment except that Landlord has retained Peloton Real Estate Partners (hereafter, the “Broker”). Landlord shall pay to Broker the commission arising out of this Amendment pursuant to a separate agreement between Landlord and such Broker. Landlord and Tenant hereby indemnify each other from the payment of any commissions owed to any broker with respect to this Amendment resulting from the acts of such party, but not otherwise.
     SECTION 1.05 No Offer. The submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Amendment unless Landlord executes a copy of this Amendment and delivers it to Tenant.

     SECTION 1.06 Exhibits. Landlord and Tenant agree that the following exhibits have been attached hereto and will be deemed a part of this Amendment and the Lease for all purposes and will be in lieu of any similar rights or provisions currently set forth in the Lease:
          Exhibit A — Parking Area and Offsite Parking Area
     SECTION 1.07 Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment. Section 1.05 and Exhibit B of the Fifth Amendment and Section 7 of the Fourth Amendment are hereby deleted in their entirety.
ARTICLE II
MISCELLANEOUS
     SECTION 2.01 Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that it (a) is currently unaware of any default by the other under the Lease; (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such part enforceable in accordance with its terms, except where such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor’s rights; (c) except as set forth on Exhibit C to the Fifth Amendment, Landlord has completed all improvements to the Premises in compliance with all requirements in the Lease; and (d) except as set forth on Exhibit C to the Fifth Amendment, all tenant finish costs or allowances payable by Landlord have been paid and no such costs or allowances are payable hereafter under the Lease.
     SECTION 2.02 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.
     SECTION 2.03 Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile and each party has the right to rely upon a facsimile counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.
     SECTION 2.04 WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LANDLORD AND TENANT ARISING OUT OF THE LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
     SECTION 2.05 OFAC. Neither Tenant nor any of its affiliates, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the

Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

LANDLORD: ARI-COMMERCIAL PROPERTIES, INC., a California corporation, in its capacity as agent for the tenants in common owners of the Property
By:	/s/ Signature Illegible
	Name:	Name Illegible
	Title:	VP ASSET MGMT

TENANT: REALPAGE, INC., a Delaware corporation
By:	/s/ Timothy J. Barker
	Name:	Timothy J. Barker
	Title:	CFO

EXHIBIT A
PARKING AREA AND OFFSITE PARKING AREA